As filed with the Securities and Exchange Commission on March 15, 2021
No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 __________________
FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 __________________
EUROPEAN BIOTECH ACQUISITION CORP. (Exact name of registrant as specified in its charter)
Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

Johannes Vermeerplein 9

1071 DV Amsterdam, Netherlands

Tel: 31 (0) 20 664 55 00

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________

Eduardo Bravo Fernandez de Araoz Chief Executive Officer		Koen Sintnicolaas Chief Financial Officer
Johannes Vermeerplein 9 1071 DV Amsterdam, Netherlands Tel: 31 (0) 20 664 55 00
(Name, address, including zip code, and telephone number, including area code, of agent for service) __________________
Copies to:
Derek J. Dostal Yasin L. Keshvargar Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel: (212) 450-4000	Reuven B. Young Leo Borchardt Davis Polk & Wardwell LLP Aldermanbury Square London EC2V 7HR United Kingdom Tel: 44 20 7418 1300	Merritt Johnson Harald Halbhuber Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 Tel: (212) 848-4000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. __________________
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐
If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File Number 333-253220

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant(2)	2,300,000 Units	$ 10.00	$ 23,000,000	$ 2,509.30
Class A ordinary shares included as part of the units(3)	2,300,000 Shares	―	―	― (4)
Redeemable warrants included as part of the units(3)	766,667 Warrants	―	―	― (4)
Total			$ 23,000,000	$ 2,509.30(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 300,000 units, consisting of 300,000 Class A ordinary shares and 100,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g)

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $115,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-253220), which was declared effective by the Securities and Exchange Commission on March 15, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $23,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION

INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of 2,300,000 additional units of European Biotech Acquisition Corp., a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-third of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V of Form S-1, including 300,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. Pursuant to Rule 462(b), the Registrant hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-253220) declared effective on March 15, 2021 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)       Exhibits. All exhibits filed with or incorporated by reference in Registration Statement No. 333-253220 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for those set forth in the exhibit index attached hereto, which are filed herewith.

Exhibit Number	Description
5.1	Opinion of Davis Polk & Wardwell LLP
5.2	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant
23.1	Consent of Marcum LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.3	Consent of Maples and Calder (included in Exhibit 5.2)
24.1	Power of Attorney (included on signature page of the intial filing of Registration Statement on Form S-1, File No. 333-253220, initially filed on February 17, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madrid, Spain, on the 15th day of March, 2021.

EUROPEAN BIOTECH ACQUISITION CORP.

By:	/s/ Eduardo Bravo Fernandez de Araoz
	Name:	Eduardo Bravo Fernandez de Araoz
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eduardo Bravo Fernandez de Araoz	Eduardo Bravo Fernandez de Araoz Chief Executive Officer (Principal Executive Officer)	March 15, 2021
/s/ Koen Sintnicolaas	Koen Sintnicolaas Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2021
/s/ Martijn Kleijwegt	Martijn Kleijwegt Chairman of the Board of Directors	March 15, 2021
/s/ Mark Wegter	Mark Wegter Director	March 15, 2021

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of European Biotech Acquisition Corp., in the City of New York, New York, on the 15th day of March, 2021.

U.S. DULY APPOINTED REPRESENTATIVE

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.